UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2022

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2022, Comstock Holding Companies, Inc. (the “Company”) made an initial investment of approximately $2.7 million in a newly constructed, 250-unit, 18-story luxury high-rise apartment building located at 33 Monroe Street in the City of Rockville, which is within the I-270 Technology and Life Science Corridor in Montgomery County, Maryland (the “Property”) pursuant to a purchase and sale agreement dated January 27, 2022 (as amended, the “Agreement”). The Company will begin leasing, managing and rebranding the mixed-use property, which is the sister building to the Company's recently acquired BLVD Forty Four, as "BLVD Ansel".

In conjunction with the investment, the Company entered into an operating agreement (the “Ansel Operating Agreement”) with Comstock Partners, LC (“Partners”) to form Comstock 33 Monroe Holding, LC (the “Ansel Holding Company”), as the sole member of Comstock 33 Monroe, LC (the “Ansel Owner”), to purchase BLVD Ansel. Pursuant to the Ansel Operating Agreement, the Company holds a minority membership interest of the Ansel Holding Company and the remaining membership interests of the Ansel Holding Company are held by Partners, an entity that is controlled by Christopher D. Clemente, the Chairman and Chief Executive Officer of the Company. CP Management Services, LC is the manager of the Ansel Holding Company.

In addition to investment income and incentive fees related to its investment, CHCI Asset Management, LC, a subsidiary of the Company, received an acquisition fee of $500,000. The Company, or its affiliates, are further entitled to market rate asset management, property management, parking management, construction management and leasing fees for their management of the Property pursuant to separate agreements between the Ansel Owner, or its affiliates, and the Company, or its affiliates. The Company is also entitled to an incentive fee related to the performance of the investment.

The foregoing description of the material terms of the Ansel Operating Agreement is qualified in its entirety by reference to the full text of the Ansel Operating Agreement, which the Company intends to file as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.

On March 23, 2022, the Company issued a press release announcing the acquisition of the Property, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release by Comstock Holding Companies, Inc., dated March 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2022		COMSTOCK HOLDING COMPANIES, INC.

	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chief Executive Officer